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                                                                    EXHIBIT 10.5

December 30, 2002

Peter Frugone
One Rockefeller Plaza, Suite 1600
New York, NY  10020

Dear Mr. Frugone:

         This letter is to confirm our agreement that you will act as a consultant and advisor to Donlar Biosyntrex (the "Company") in connection with the Company's efforts to settle certain claims against the Company and others by two groups of the Company's shareholders led by Charles A. Moskowitz and Martin Goldberg (the "Claims"). You have and shall take various actions as we have previously discussed to obtain the settlement and release of the Claims and in return for such services, the Company shall issue you 2,000,000 shares of its common stock simultaneously with the settlement and release of the Claims. Our obligation to issue you the shares shall expire at 11:59 p.m. on December 31, 2002 if the Claims have not been settled and released prior to such time.

         If the foregoing is in accordance with your understanding of our agreement, please sign where indicated below and return a copy of this letter to me by fax.

                                   Very truly yours,

                                   DONLAR BIOSYNTREX CORPORATION


                                   By: /s/ Larry P. Koskan
                                       -----------------------------------------
                                   Larry Koskan, President and CEO


Accepted and agreed to as of the
date first written above:

/s/ Peter Frugone
--------------------------------
Peter Frugone